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                                                            PART II - EXHIBIT 15
                                                           ---------------------



                                                            May 12, 2000



Securities and Exchange Commission
450 5th Street, N.W.
Attention:  Filing Desk, Stop 1-4
Washington, D.C.  20549-1004

          Re:  Fortune Brands, Inc.

     We are aware that our report dated April 19, 2000, on our review of interim financial information of Fortune Brands, Inc. and Subsidiaries for the three month period ended March 31, 2000 included in this Form 10-Q, has been incorporated by reference into (a) the Registration Statement on Form S-8 (Registration No. 33-64071) relating to the Defined Contribution Plan of Fortune Brands, Inc. and Participating Operating Companies, the Registration Statement on Form S-8 (Registration No. 33-64075) relating to the MasterBrand Industries, Inc. Hourly Employee Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-95909) relating to the 1999 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-95919) relating to the Fortune Brands Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-95925) relating to the Fortune Brands Hourly Employee Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-51173) relating to the Fortune Brands, Inc. Non-Employee Director Stock Option Plan, and the prospectuses related thereto, and (b) the Registration Statements on Form S-3 (Registration Nos. 33-50832, 33-42397, 33-23039, 33-3985 and 333-76371) of Fortune Brands,
Inc. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of such registration statements or prospectuses or certification by us within the meaning of Sections 7 and 11 of that Act.

                                         Very truly yours,



                                         PricewaterhouseCoopers LLP


Chicago, IL 60601